UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2009

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 19, 2009, AOL Inc. (the “Company”) informed its employees of proposed restructuring activities as part of its continuing cost reduction initiatives aimed at aligning the Company’s organizational structure and costs with its strategy (the “Restructuring”). The Restructuring is conditioned upon the successful completion of the Company’s previously announced spin-off from Time Warner Inc. (the “Spin-off”), as well as the approval of the Company’s new Board of Directors that will begin service in connection with the Spin-off. It is anticipated that, if approved, the Restructuring will include the reduction of approximately a third of the Company’s current employee base, which will be conducted on a voluntary and involuntary basis. The goal of the Restructuring is to reduce ongoing annual operating costs by approximately $300 million. If the Restructuring is approved, the Company expects to incur restructuring charges of up to $200 million, substantially all of which is expected to be incurred from the date of the Spin-off through the first half of 2010.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the plans, objectives, expectations and intentions of the Company with respect to the Restructuring, including the size of the anticipated reductions of the employee base and ongoing annual operating costs and the size and timing of the expected charge related to the Restructuring. These statements are based on the current expectations and beliefs of the Company’s management, and are subject to the specified conditions and to uncertainty and changes in circumstances, including, but not limited to, possible changes in the size and components of the expected charge; and general economic conditions. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to the conditions to the consummation of the Restructuring, changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the Company’s business. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
Name:	Arthur Minson
Title:	Chief Financial Officer

Date: November 19, 2009

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